EXHIBIT 32.2

SECTION 1350 CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, I, Jeff Kistner, Interim Chief Financial Officer, of Lincolnway Energy, LLC, certify that to my knowledge (i) Lincolnway Energy, LLC's Annual Report on Form 10-K for the fiscal year ended September 30, 2020 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Lincolnway Energy, LLC.

Date: December 23, 2020

                    /s/ Jeff Kistner
                    Jeff Kistner, Interim Chief Financial Officer

[A signed original of this written statement has been provided to Lincolnway Energy, LLC and will be retained by Lincolnway Energy, LLC and furnished to the Securities and Exchange Commission or its staff upon request.]

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